UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

MONSTER WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Third Avenue
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 351-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 6, 2013, Monster Worldwide, Inc. (the “Company”) entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) by and among the Company, KJB Holding Corp., a wholly-owned subsidiary of the Company (“KJB”) and Odyssey Partners Private Equity Fund (“Buyer”), an affiliate of H&Q Asia Pacific Korea Co., Ltd. Pursuant to the terms of the Unit Purchase Agreement, upon satisfaction of the conditions contained in the Unit Purchase Agreement, KJB will sell to Buyer 9,999 Units of JobKorea Ltd. (“JobKorea”), a wholly-owned subsidiary of KJB, comprising approximately 49.99% of the issued and outstanding units of JobKorea to Buyer (the “Transaction”). The total purchase price for the sale is $90,000,000 of which KJB expects to receive net proceeds of approximately $89,550,000 after Buyer deducts a securities transaction tax for which it is responsible in Korea.

The consummation of the Transaction is subject to the satisfaction of certain customary and other closing conditions, including all required governmental approvals and permits. In addition to other customary termination events, the Unit Purchase Agreement allows termination by Buyer or the Company if the closing of the Transaction has not occurred on or prior to January 31, 2014.

The foregoing summary of the Unit Purchase Agreement is not intended to be a complete description and is qualified in its entirety by reference to the full text of the Unit Purchase Agreement filed herewith as Exhibit 2.1 and incorporated herein by reference.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 7, 2013, the Company announced its results of operations for the quarter and nine months ended September 30, 2013. A copy of the Company’s press release announcing its results of operations for the quarter and nine months ended September 30, 2013 is attached hereto as Exhibit 99.1. A copy of the supplemental financial information issued by the Company in connection with the press release is attached hereto as Exhibit 99.2.

ITEM 8.01	OTHER EVENTS.

On November 7, 2013, the Company issued a press release announcing its entry into the Unit Purchase Agreement. A copy of the Company’s press release announcing its entry into the Unit Purchase Agreement is attached hereto as Exhibit 99.3.

The information in Item 2.02 and Item 8.01 of this report, including Exhibits 99.1, 99.2 and 99.3, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

2.1	Unit Purchase Agreement, dated as of November 6, 2013, by and among Odyssey Partners Private Equity Fund, Monster Worldwide, Inc. and KJB Holding Corp. (Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to this agreement are omitted. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.)

99.1	Press Release of the Company Issued on November 7, 2013 Reporting the Company’s Results for the Quarter and Nine Months Ended September 30, 2013.

99.2	Supplemental Financial Information.

99.3	Press Release of the Company Issued on November 7, 2013 Reporting the Company’s Entry into the Unit Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ James M. Langrock
Name:	James M. Langrock
Title:	Executive Vice President and Chief Financial Officer

Date: November 7, 2013

EXHIBIT INDEX

Exhibit Number	Description

2.1	Unit Purchase Agreement, dated as of November 6, 2013, by and among Odyssey Partners Private Equity Fund, Monster Worldwide, Inc. and KJB Holding Corp. (Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to this agreement are omitted. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.)

99.1	Press Release of the Company Issued on November 7, 2013 Reporting the Company’s Results for the Quarter and Nine Months Ended September 30, 2013.

99.2	Supplemental Financial Information.

99.3	Press Release of the Company Issued on November 7, 2013 Reporting the Company’s Entry into the Unit Purchase Agreement.